Exhibit 10.2

NOTE

$1,000,000.00	November 12, 2020

FOR VALUE RECEIVED, BLACKBOXSTOCKS INC., a Nevada corporation (“Borrower”) hereby promises to pay to the order of Feenix Venture Partners Opportunity Fund II LP (the “Noteholder”), the principal amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) (or, the aggregate outstanding principal amount of the Loan held by the Noteholder) in accordance with the provisions of that certain Loan Agreement dated as of November 12, 2020 (as amended, modified or supplemented, the “Loan Agreement”), by and among Borrower, the Noteholder, the other Lenders party thereto and FVP SERVICING, LLC, a Delaware limited liability company, as administrative agent (“Administrative Agent”). Capitalized terms used herein shall have the meanings set forth in the Loan Agreement.

Borrower promises to pay interest on the unpaid principal amount of this Note (this “Note”) at such interest rates and at such times as provided in the Loan Agreement. All payments of principal and interest shall be made to Administrative Agent, for the benefit Noteholder, in immediately available funds by wire, checks or money orders made payable to Administrative Agent in accordance with Section 2.3 of the Loan Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest at a rate, to be paid as set forth in the Loan Agreement.

This Note is entitled to the benefits of the Loan Agreement and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as and to the extent provided in the Loan Agreement. The Noteholder may attach schedules to this Note and endorse thereon the date, amount and maturity of its Advances under the Loan Agreement and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered and it is effective as of the date first written above.

BORROWER:

BLACKBOXSTOCKS INC., a Nevada corporation

By:
Name:	Gust Kepler
Title:	Chief Executive Officer

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